UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): 10/26/2009

J.CREW GROUP, INC.

(Exact name of registrant as specified in its charter)

Commission File Number: 333-42427

DE	22-2894486
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

770 Broadway

New York, New York 10003

(Address of principal executive offices, including zip code)

212-209-2500

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Item 5.02.	Departure of Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

On October 26, 2009, J. Crew Group, Inc. (the “Company”) entered into a special bonus agreement with Jenna Lyons (the “Agreement”) pursuant to which the Company will pay to Ms. Lyons a one-time cash bonus of $1,000,000, payable on October 27, 2009 (the “Payment Date”) in recognition of Ms. Lyons’ prior and continued service as Creative Director of the Company.

Pursuant to the terms of the Agreement, in the event Ms. Lyons’ employment with the Company is terminated for any reason other than by the Company without “cause” or by Ms. Lyons for “good reason” (as each such term is defined in the employment agreement between the Company and Ms. Lyons, dated December 17, 2008), Ms. Lyons is required to reimburse immediately the Company for (A) the full $1,000,000 amount of the special bonus if such termination occurs prior to the second anniversary of the Payment Date or (B) $500,000 of the special bonus if such termination occurs following the second anniversary of the Payment Date but prior to the fourth anniversary of the Payment Date.

The above description is qualified in its entirety by reference to the Agreement, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(a) through (c) Not applicable.

(d) Exhibits:

The following exhibit is furnished with this Current Report on Form 8-K:

Exhibit No.	Description

10.1	Special Bonus Agreement, dated October 26, 2009, between the Company and Jenna Lyons

[Remainder of page intentionally left blank; signatures on following page.]

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

J. CREW GROUP, INC.

By:	/S/ JAMES S. SCULLY
Name:	James S. Scully
Title:	Chief Administrative Officer and Chief Financial Officer

Dated: October 29, 2009

EXHIBIT INDEX

Exhibit No.	Description

10.1	Special Bonus Agreement, dated October 26, 2009, between the Company and Jenna Lyons Mazeau

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